Exhibit 99.1

Vicarious Surgical Reports Fourth Quarter and Full Year 2022 Financial Results

Meets Full Year 2022 Cash Burn Objective of $67 Million

Announces Cost-Reduction Initiatives to Optimize Cash Burn and Extend Cash Runway

Provides Full Year 2023 Cash Burn Guidance of $55-$65 Million

WALTHAM, Mass.-- (BUSINESS WIRE) – February 13, 2023 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter and full year ended December 31, 2022. Management will host a corresponding conference call at 4:30 p.m. ET today, February 13, 2023.

“2022 was a transformational year for Vicarious Surgical. In our first full year as a public company, we secured a number of value-generating hospital system partnerships and achieved a major development milestone with the successful completion of our Beta 2 system,” said Adam Sachs, Chief Executive Officer of Vicarious Surgical. “Given the macroenvironment, we have thoughtfully implemented cost reduction efforts across our sales, general and administrative functions to extend our cash resources and prioritize investment in our critical business initiatives. With $116 million in cash on the balance sheet as of year end, we now have approximately two years of cash runway to fund continued execution of our upcoming milestones and the future delivery of our differentiated surgical robotic system.”

Full Year 2022 and Recent Highlights

●	Finalized Beta 2 surgical robotic system design and build-out; showcased the Beta 2 differentiated technology at analyst and investor demonstration event featuring video of cadaveric procedures performed by Dr. Igor Belyansky, and presentations by hospital system partner University Hospitals.

●	Announced Center of Excellence agreements with HCA Healthcare and University Hospital Ventures and partnership with Pittsburgh CREATES to advance system design and support regulatory submission and commercialization goals.

●	Appointed industry veterans John Mazzola, as Vice President of Operations, and Beverly Huss and Victoria Carr-Brendel to the Board of Directors.

●	Featured in TIME’s Best Inventions of 2022 list among 200 extraordinary innovations changing lives and Built In’s annual list of Best Places to Work for the third year in a row.

Fourth Quarter 2022 Financial Results

●	Operating expenses were $20.6 million for the fourth quarter of 2022, compared to $17.8 million in the corresponding prior year period, an increase of 16%.

●	R&D expenses for the fourth quarter of 2022 were $11.9 million, compared to $9.3 million in the fourth quarter of 2021.

●	General and administrative expenses for the fourth quarter of 2022 were $6.9 million, compared to $7.0 million in the fourth quarter of 2021.

●	Sales and marketing expenses for the fourth quarter of 2022 were $1.8 million, compared to $1.6 million in the fourth quarter of 2021.

●	Adjusted net loss for the fourth quarter was $19.9 million, equating to a loss of $0.16 per share, as compared to an adjusted net loss of $17.8 million, or a loss of $0.15 per share, for the same period of the prior year. GAAP net loss for the fourth quarter was $11.2 million, equating to a net loss per share of $0.09, as compared to a GAAP net income of $21.8 million or a net income per share of $0.18 for the same period of the prior year.

Full Year 2022 Financial Results

●	Operating expenses were $80.1 million for the full year of 2022, compared to $38.2 million in the corresponding prior year period, an increase of 110%.

●	R&D expenses for the full year of 2022 were $43.9 million, compared to $22.1 million for the full year of 2021.

●	General and administrative expenses for the full year of 2022 were $29.7 million, compared to $13.2 million for the full year of 2021.

●	Sales and marketing expenses for the full year of 2022 were $6.5 million, compared to $3.0 million for the full year of 2021.

●	Adjusted net loss for the full year of 2022 was $78.8 million, equating to a net loss of $0.65 per share, as compared to an adjusted net loss of $38.3 million, or a net loss of $0.40 per share, for the same period of the prior year. GAAP net income for the full year of 2022 was $5.2 million, equating to a net income per share of $0.04, as compared to a net loss of $35.2 million or a net loss per share of $0.36 for the same period of the prior year.

●	Cash burn rate for the full year of 2022 was $67.3 million. The Company had $116.2 million cash and equivalents as of December 31, 2022.

●	Full year 2023 cash burn anticipated to be $55-$65 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, February 13, 2023, to discuss its fourth quarter and full year 2022 financial results. The call may be accessed through an operator by dialing + 1 (646) 904 5544 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 310939 . A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$11,877	$9,255	$43,900	$22,059
Sales and marketing	1,838	1,568	6,463	2,961
General and administrative	6,895	6,997	29,715	13,203
Total operating expenses	20,610	17,820	80,078	38,223
Loss from operations	(20,610)	(17,820)	(80,078)	(38,223)
Other income (expense):
Change in fair value of warrant liabilities	8,709	39,617	84,000	3,085
Interest income	832	19	1,435	20
Interest expense	(111)	(30)	(200)	(89)
Income/(loss) before income taxes	(11,180)	21,786	5,157	(35,207)
Provision for income taxes	—	—	—	—
Net income/(loss) and comprehensive gain/(loss)	$(11,180)	$21,786	$5,157	$(35,207)
Net income/(loss) per share of Class A and Class B common stock, basic	$(0.09)	$0.18	$0.04	$(0.36)
Net income/(loss) per share of Class A and Class B common stock, diluted	$(0.09)	$0.17	$0.04	$(0.36)
Weighted average shares, basic	123,515,191	118,885,832	121,791,878	96,690,716
Weighted average shares, diluted	123,515,191	130,270,170	127,528,509	96,690,716

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$116,208	$173,507
Prepaid expenses and other current assets	4,196	4,867
Total current assets	120,404	178,374
Restricted cash	936	1,055
Property and equipment, net	6,586	2,250
Right-of-use assets	12,273	—
Other long-term assets	92	—
Total assets	$140,291	$181,679

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,731	$1,500
Accrued expenses	5,808	4,098
Lease liabilities, current portion	838	—
Current portion of equipment loans	16	47
Current portion of term loan	—	600
Total current liabilities	8,393	6,245
Lease liabilities, net of current portion	14,832	—
Deferred rent	—	1,631
Equipment loans, net of current portion	—	16
Term loan, net of current portion and issuance costs	—	675
Warrant liabilities	6,021	90,021
Total liabilities	29,246	98,588
Stockholders’ equity:
Class A Common Stock	11	10
Class B Common Stock	2	2
Additional paid-in capital	172,673	149,877
Accumulated deficit	(61,641)	(66,798)
Total stockholders’ equity	111,045	83,091
Total liabilities and stockholders’ equity	$140,291	$181,679

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income/(loss)	$(11,180)	$21,786	$5,157	$(35,207)
Change in fair value of warrant liabilities	8,709	39,617	84,000	3,085
Adjusted net loss	(19,889)	(17,831)	(78,843)	(38,292)
Adjusted EPS, basic	$(0.16)	$(0.15)	$(0.65)	$(0.40)
Adjusted EPS, diluted	$(0.16)	$(0.15)	$(0.65)	$(0.40)
Weighted average shares, basic	123,515,191	118,885,832	121,791,878	96,690,716
Weighted average shares, diluted	123,515,191	118,885,832	121,791,878	96,690,716

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

Abby Mayo for Matter Health

media@vicarioussurgical.com